UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 9, 2022
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Fabrinet
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-34775	98-1228572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services
One Nexus Way, Camana Bay
Grand Cayman
KY1-9005
Cayman Islands

(Address of principal executive offices, including zip code)
+66 2-524-9600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	FN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On August 15, 2022, Fabrinet (“Fabrinet” or the “Company”) issued a press release regarding its financial results for its fiscal quarter and year ended June 24, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 2.02 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal 2023 Executive Incentive Plan
On August 9, 2022, the Compensation Committee (the “Compensation Committee”) of the board of directors of Fabrinet adopted an executive incentive plan (the “Cash Bonus Plan”) for the Company’s fiscal year ending June 30, 2023 (“fiscal 2023”). The Cash Bonus Plan is an incentive program designed to motivate participants to achieve the Company’s financial objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Exchange Act are eligible to participate in the Cash Bonus Plan (individually, a “Participant,” and collectively, the “Participants”). The Cash Bonus Plan provides for target and maximum bonus amounts as set forth in the table below. The maximum bonus that a Participant may receive under the Cash Bonus Plan is 120% of such Participant’s target bonus.

Name	Fiscal 2023 Target Bonus	Fiscal 2023 Maximum Bonus
Seamus Grady	$1,495,000	$1,794,000
Dr. Harpal Gill	$1,352,390	$1,622,868
Csaba Sverha	$488,750	$586,500
Edward Archer	$400,000	$480,000
The amount of bonus actually paid to a Participant under the Cash Bonus Plan will be based 50% on the extent of achievement of a fiscal 2023 revenue metric and 50% on the extent of achievement of a fiscal 2023 non-GAAP operating margin metric. As achievement of each financial metric is considered independently from the other, the Company must meet a threshold for each metric in order for a Participant to receive any credit for that metric. If the Company achieves 100% of a target financial metric, bonuses would be paid out at 100% of the target amount with respect to that financial metric component. If the Company achieves 105% or more of a target financial metric, bonuses would be paid out at 120% of the target amount (which is the maximum) with respect to that financial metric component. Achievement of the revenue or non-GAAP operating margin metric for fiscal 2023 at a level between 100% and 105% of the target metric will result in a bonus amount for the applicable metric that is scaled from 100% to 120% of the target amount in a linear fashion. Achievement of the revenue or non-GAAP operating margin metric for fiscal 2023 at a level between 90% and 100% of the target metric will result in a bonus amount for the applicable metric that is scaled from 20% to 100% of the target amount in a linear fashion.
Fiscal 2023 Salaries
On August 9, 2022, the Compensation Committee approved an increase to the annual base salaries of the Company’s named executive officers set forth below, effective as of June 25, 2022, the first day of fiscal 2023.

Name	Title	Previous Annual Base Salary	Fiscal 2023 Annual Base Salary	Change
Seamus Grady	Chief Executive Officer	$1,025,000	$1,150,000	12.2%
Dr. Harpal Gill	President and Chief Operating Officer	$1,010,000	$1,040,300	3.0%
Csaba Sverha	Executive Vice President, Chief Financial Officer	$500,000	$575,000	15.0%
Edward Archer	Executive Vice President, Sales & Marketing	$460,000	$500,000	8.7%

Equity Award Grants
On August 9, 2022, the Compensation Committee approved the grant, effective as of August 18, 2022 (the “Grant Date”), of the following dollar values of restricted share units (“RSUs”), performance share units (“PSUs”) and “stretch” PSUs (“Stretch PSUs”), rounded down to the nearest whole share, to the Company’s named executive officers as a component of their fiscal 2023 compensation:

Name	Grant Date Value of RSUs	Grant Date Value of PSUs	Grant Date Value of “Stretch” PSUs
Seamus Grady	$2,500,000	$2,500,000	$2,500,000
Dr. Harpal Gill	$1,675,000	$1,600,000	$1,600,000
Csaba Sverha	$850,000	$850,000	$850,000
Edward Archer	$750,000	$750,000	$750,000

The grants will be made under the Company’s 2020 Equity Incentive Plan. The RSUs will be scheduled to vest in equal annual installments over a period of three years on each anniversary of the Grant Date, subject to the individual’s continued service with the Company through each such vesting date.
The PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the performance criteria set forth below, subject to the individual’s continued service with the Company through such vesting date. Vesting of the PSUs will be based 50% on achievement of a cumulative fiscal 2023 and fiscal 2024 revenue goal (the “PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2023 and fiscal 2024 non-GAAP operating margin goal (the “PSU Operating Margin Target”). As achievement of each financial goal is considered independently from the other, the Company must meet a threshold for each goal in order for an individual to receive any credit for that goal. If the Company achieves 100% or more of a target financial goal, the PSUs will vest as to 100% of the PSUs allocated to that financial goal. Achievement of the PSU Revenue Target or the PSU Operating Margin Target at a level between 90% and 100% will result in a number of shares vesting for the applicable goal that is scaled from 20% to 100% of the PSUs allocated to that goal in a linear fashion.
The Stretch PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the performance criteria set forth below, subject to the individual’s continued service with the Company through such vesting date. Vesting of the Stretch PSUs will be based 50% on achievement of a cumulative fiscal 2023 and fiscal 2024 revenue goal that is 5% higher than the PSU Revenue Target (the “Stretch PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2023 and fiscal 2024 non-GAAP operating margin goal that is 5% higher than the PSU Operating Margin Target (the “Stretch PSU Operating Margin Target”). As achievement of each financial goal is considered independently from the other, the Company must meet a threshold for each goal in order for an individual to receive any credit for that goal. The Company must exceed the PSU Revenue Target or the PSU Operating Margin Target in order for any of the Stretch PSUs to vest. If the Company achieves 100% or more of a target financial goal, the Stretch PSUs will vest as to 100% of the PSUs allocated to that financial goal. Achievement of the Stretch PSU Revenue Target at a level between its threshold PSU Revenue Target and 100% will result in a number of shares vesting for that goal that is scaled from 0% to 100% of the PSUs allocated to that goal in a linear fashion. Achievement of the Stretch PSU Operating Margin Target at a level between its threshold PSU Operating Margin Target and 100% will result in a number of shares vesting for that goal that is scaled from 0% to 100% of the PSUs allocated to that goal in a linear fashion.
In the event of a change in control of Fabrinet, the awards of PSUs and Stretch PSUs described above that are then outstanding will be treated as follows. To the extent that the performance period has not yet been completed as of the change in control, (1) the performance period for any Company revenue goals will be shortened to end shortly before the change in control and achievement of revenue will be measured based on goals that are prorated for the shortened performance period, and (2) the performance period for any Company operating margin goals will be deemed to be the last four consecutive fiscal quarters of the Company completed before the change in control. Any PSUs for which such applicable goal is deemed achieved will be scheduled to vest subject to the individual’s continued service with Fabrinet through the last date of the award’s original performance period, and will be treated as a time-based award that may be eligible for certain vesting acceleration under Mr. Grady’s Change in Control and Severance Agreement or the Fabrinet Executive Change in Control and Severance Plan, as applicable, upon a qualifying termination during a specified change in control period.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press release dated August 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

	By:	/s/ Csaba Sverha
Csaba Sverha
Executive Vice President, Chief Financial Officer

Date: August 15, 2022